NEWS RELEASE

February 8, 2022

NCR Announces Full Year and Fourth Quarter 2021 Results
Full Year Revenue up 15% and Significant Profit Margin Expansion
Announces Strategic Review of Company's Businesses and Operations

ATLANTA - NCR Corporation (NYSE: NCR) reported financial results today for the full year and three months ended December 31, 2021. Full year and fourth quarter results and other highlights include:

•Delivered strong full year and solid fourth quarter 2021 results
•Full year revenue of $7.16 billion, up 15%; Recurring revenue growth of 25%
•Full year cash flow from operations of $1.08 billion; Free cash flow of $460 million
•Full year GAAP diluted EPS of $0.58; Non-GAAP diluted EPS of $2.56
•Expects 2022 to be another year of strong revenue growth, with significantly higher profitability
•Launches comprehensive strategic review to enhance value for shareholders

“Our fourth quarter results marked a solid finish to a terrific year for NCR. We simultaneously drove strong growth in recurring revenue, higher profitability and increased cash generation,” said Michael Hayford, Chief Executive Officer. “We made tremendous progress integrating Cardtronics and transforming NCR into a software platform and payments company. We enter 2022 with strong demand, positive momentum and a path to accelerate growth. We are positioning NCR to deliver competitive differentiation to our customers and strengthen our long-term growth profile.”

Mr. Hayford continued, “While our execution against our stated objectives has been excellent and our outlook is favorable, we believe there is substantial value in our business that could be unlocked. Accordingly, we have launched a board-led strategic review process to evaluate a full range of strategic alternatives available to enhance both NCR’s value and shareholder returns.”

Full Year and Fourth Quarter 2021 Operating Results

On June 21, 2021, we completed the acquisition of Cardtronics plc (“Cardtronics”), which is included in the Banking segment results.

Revenue
Fourth quarter revenue of $2,034 million increased 25% year over year. Full year revenue of $7,156 million increased 15% year over year. The following table shows revenue by segment for the fourth quarter and full year:

$ in millions	Q4 2021	Q4 2020	% Increase (Decrease)	FY 2021	FY 2020	% Increase (Decrease)
Banking	$1,115	$795	40%	$3,730	$3,098	20%
Retail	620	569	9%	2,281	2,080	10%
Hospitality	231	182	27%	848	684	24%
T&T	68	85	(20%)	297	345	(14%)
Total Revenue	$2,034	$1,631	25%	$7,156	$6,207	15%

Software & Services Revenue	$1,471	$1,154	27%	$5,204	$4,452	17%
Software & Services Revenue %	72%	71%		73%	72%

Recurring Revenue	$1,182	$874	35%	$4,166	$3,338	25%
Recurring Revenue %	58%	54%		58%	54%
Note - The results of legacy Cardtronics have been included in the Banking segment results.

For the quarter, Banking revenue increased 40% due to the inclusion of Cardtronics, as well as higher software, services and ATM hardware revenue. Retail revenue increased 9% due to higher point-of-sale and self-checkout solutions revenue. Hospitality revenue increased 27% driven primarily by an increase in point-of-sale solutions.

For the full year, Banking, Retail and Hospitality all showed solid double digit revenue growth.

Gross Margin
Fourth quarter gross margin of $503 million increased from $328 million in the prior year period. Gross margin rate was 24.7%, up from 20.1%. The increase in gross margin rate was driven by cost reduction actions taken in the prior year, partially offset by higher component and freight costs in the current quarter. Fourth quarter gross margin (non-GAAP) of $549 million increased from $465 million in the prior year period. Gross margin rate (non-GAAP) was 27.0%, down from 28.5%. The decrease in gross margin rate (non-GAAP) was driven by significantly higher component and freight costs partially offset by price increases.

For the full year, gross margin increased over prior year due the inclusion of Cardtronics, as well as higher software and services revenue, offset by increases in freight and component prices.

Operating Income
Fourth quarter income from operations of $123 million increased from a loss from operations of $63 million in the prior year period. Fourth quarter operating income (non-GAAP) of $215 million increased from $152 million in the prior year period. The change in operating income, for both GAAP and non-GAAP, was driven by overall strong growth, partially offset by higher component and freight costs, as well as the incremental operating expenses added as a result of the Cardtronics acquisition.

Full year income from operations increased from prior year due to the stronger revenue and higher margins, partially offset by the absorption of Cardtronics operating expense.

Other Expense/Income

Fourth quarter other income of $49 million increased from other expense of $83 million in the prior year period. The pension mark-to-market adjustment provided income of $118 million in the fourth quarter of 2021, compared to expense of $34 million in the prior year period, partially offset by higher interest expense. Fourth quarter other expense (non-GAAP) of $63 million increased from $49 million. The increase in other expense (non-GAAP) was due to higher interest expense.

Full Year Other expense was lower than prior year as a result of the pension mark-to-market, described above, offset by higher interest expense and loss on extinguishment of debt.

Net Income from Continuing Operations Attributable to NCR
Fourth quarter net income from continuing operations attributable to NCR of $64 million increased from a net loss from continuing operations attributable to NCR of $125 million in the prior year period. The increase was driven by higher operating income, as well as pension mark-to-market benefit, described above.

Full year net income from continuing operations attributable to NCR of $97 million increased from net loss from continuing operations attributable to NCR of $7 million in the prior year period. Full year 2021 GAAP diluted EPS of $0.58 was up from $(0.30) in 2020. Full year diluted EPS (non-GAAP) of $2.56 was up from $1.69 in 2020.

Adjusted EBITDA
Fourth quarter Adjusted EBITDA of $353 million increased from $258 million in the prior year period. The Adjusted EBITDA margin rate increased to 17.4%, compared to 15.8% in the prior year period. The increase in Adjusted EBITDA was driven by impacts to gross margin and operating expenses described above.

Full year 2021 Adjusted EBITDA increased to $1,244 million from $896 million in the prior year period.

Cash Flow
Fourth quarter cash provided by operating activities of $270 million increased from cash provided by operating activities of $146 million in the prior year period. The increase in cash provided by operating activities was primarily due to the increase in net income, as well as the impact from an incremental sale of trade accounts receivables under an agreement entered into during the third quarter of 2021. Fourth quarter free cash flow was $100 million, compared to free cash flow of $161 million in the prior year period. The decrease in free cash flow was driven by changes in working capital period over period partially offset by the increase in net income.

Full year 2021 cash provided by operating activities was $1.08 billion compared to $641 million and full year free cash flow was $460 million compared to $467 million in the prior year period.

In this release, we use certain non-GAAP measures. These non-GAAP measures include “free cash flow,” “Adjusted EBITDA,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.

2022 Outlook

For the full year 2022, we are forecasting:

•Revenue - $8 billion to $8.2 billion, up 12% to 15%
•Adjusted EBITDA - $1.5 billion to $1.575 billion, up 21% to 27%
•Non-GAAP diluted earnings per share - $3.25 to $3.55, up 27% to 39%
•Free cash flow - $500 million to $600 million

For the first quarter of 2022, we are forecasting:

•Revenue - $1.9 billion to $1.95 billion, up 23% to 26%
•Adjusted EBITDA - $325 million to $350 million, up 26% to 36%
•Non-GAAP diluted earnings per share - $0.60 to $0.65, up 18% to 27%

With respect to our Adjusted EBITDA and non-GAAP diluted earnings per share guidance, we do not provide a reconciliation to the respective GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income from continuing operations and GAAP earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Refer to the heading "Non-GAAP Financial Measures" for additional information regarding our use of non-GAAP financial measures.

Strategic Review

The NCR board of directors has unanimously approved commencing a comprehensive strategic review process, with the assistance of outside advisors, which will evaluate a full range of strategic alternatives available to NCR to enhance value for all shareholders.

Those strategic alternatives could include a disposition of a material business or assets of the Company, a spin-off, merger or sale of the Company, other structural changes, changes to branding or geographic footprint or other transactions or alternatives.

The board has not set a timetable for the conclusion of its review of strategic alternatives. NCR does not intend to comment further on the strategic review process unless and until NCR has determined that further disclosure is beneficial or required by law.

Shareholders are advised that there can be no certainty that the strategic review will result in a transaction, or if a transaction is pursued that such a transaction will be completed.

Impacts from COVID-19

We continue to navigate through the challenging times presented by COVID-19 with a sharp focus on safeguarding our employees, helping our customers and managing impacts on our supply chain. Despite the unprecedented environment, our teams are executing at a high level and we are advancing our strategy.

The COVID-19 pandemic is complex and continues to evolve, including the latest Omicron variant. While it is difficult to project the long-term impact of the pandemic, we expect it will continue to negatively impact our business at least in the short-term. The ultimate impact on our overall financial condition and operating results will depend on the currently unknowable duration and severity of the pandemic, supply chain challenges and cost escalations including materials, labor and freight, and any additional governmental and public actions taken in response. We continue to evaluate the long-term impact that COVID-19 may have on our business model. There can be no assurance that the measures we have taken or will take will offset the negative impacts of COVID-19.

2021 Fourth Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. Eastern Time to discuss the full year and fourth quarter 2021 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web-site at http://investor.ncr.com. Additionally, the live call can be accessed by dialing 888-820-9413 (United States/Canada Toll-free) or 786-460-7169 (International Toll) and entering the participant passcode 7622865.

More information on NCR’s full year and fourth quarter earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.
About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading enterprise technology provider that runs stores, restaurants and self-directed banking. NCR is headquartered in Atlanta, Ga., with 38,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: https://www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Scott Sykes
NCR Corporation
212.589.8428
scott.sykes@ncr.com

Investor Contact
Michael Nelson
NCR Corporation
678.808.6995
michael.nelson@ncr.com

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “objective,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding our financial position and NCR’s full year 2022 and first quarter financial forecast (including the section titled “2022 Outlook”); a comprehensive strategic review to evaluate strategic alternatives (which could include a disposition of a material business or assets of the Company, a spin-off, merger or sale of the Company or other transactions) available to NCR; NCR’s execution of our strategy to shift to a software platform and payments company; expectations regarding demand, momentum and growth acceleration, competitive differentiation, our long-term growth profile and value creation for our stakeholders; statements regarding our plans to manage our business through the COVID-19 pandemic including safeguarding our employees, helping our customers and managing impacts on our supply chain; and the impact of the COVID-19 pandemic on our overall financial condition and operating results, including but not limited to, supply chain challenges and cost escalations including materials, labor and freight. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: the impact of the coronavirus (COVID-19) pandemic on our supply chain costs, including but not limited to, materials, labor and freight, business, financial condition and results of operations; domestic and global economic and credit conditions including, in particular, political, consumer, and unemployment conditions, the imposition or threat of protectionist trade policies or import or export tariffs, global and regional market conditions and spending trends, new tax legislation across multiple jurisdictions, modified or new global or regional trade agreements, execution of the United Kingdom’s exit from the European Union, uncertainty over further potential changes in Eurozone participation, fluctuations in oil and commodity prices, and our customer responses to the same; the transformation of our business model to an as-a-service company with focus on, among other items, increased software and services revenue, and recurring revenue; our ability grow software and services and expanding our customer base; our ability to successfully develop and introduce new solutions in the competitive, rapidly changing environment in which we do business; defects, errors, installation difficulties or development delays in our products; disruptions in our data center hosting facilities or cloud based hosting; our ability to compete effectively within the technology industry; reliance on third party suppliers; our multinational operations, including in new and emerging markets; our ability to successfully integrate acquisitions or effectively manage alliance activities, including but not limited to, the Cardtronics acquisition; continuous improvement, customer experience, restructuring and cost reduction initiatives; our ability to retain key employees, or attract quality new and replacement employees; financing and liquidity risks including: our level of indebtedness; the terms of the documents governing our indebtedness including financial and other covenants; the incurrence of substantially more debt, including secured debt, and similar liabilities, which would increase the risks described in our risk factors relating to indebtedness and repurchase obligations; sufficiency of our cash flows including to service our indebtedness; interest rate risk, which could cause our debt service obligations to increase significantly; our ability to raise the funds necessary to finance a required repurchase of our senior unsecured notes or our Series A Convertible Preferred Stock; a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; data protection, cybersecurity and privacy risks; intellectual property risks including protection, development and our ability to manage third party claims regarding patents and other intellectual property rights; legal and regulatory risks including unanticipated changes to our tax rates and additional income tax liabilities; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims, and other matters across various jurisdictions; other risks including the impact of the terms of our Series A Convertible Preferred Stock relating to voting power, share dilution and market price of our common stock, as well as rights, preferences and privileges that are not held by, and are preferential to, the rights of our common stakeholders; actions or proposals from stakeholders that do not align with our business strategies or the interests of our other stockholders; potential write-down of the value of certain significant assets; the integration of the business of Cardtronics and realization of anticipated benefits; loss of management personnel and other key employees of NCR and Cardtronics related to the Cardtronics transaction; unknown or developing litigation or claims involving Cardtronics; certain additional significant risks and uncertainties from the Cardtronics business and industry such as reduced need for cash in the marketplace or a decline the usage of Cardtronics ATMs related to the proliferation of payment options; changes in financial services transaction fees, loss of or change in key merchant contracts or bank sponsorships, change in interchange fees or rates, EFT network rules and regulations compliance, vault cash risks, election by Cardtronics merchant customers not to participate in the surcharge-free network offerings, cash-in-transit risks, and settlement of merchant funds or in the vault cash reconciliations; and increased total indebtedness following completion of the Cardtronics acquisition and the implications related to such indebtedness. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-GAAP Diluted Earnings Per Share (EPS), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Operating Expenses (non-GAAP), Operating Income (non-GAAP), Operating Margin Rate (non-GAAP), Other (Expense) (non-GAAP), Income Tax Expense (non-GAAP), Effective Income Tax Rate (non-GAAP), and Net Income from Continuing Operations Attributable to NCR (non-GAAP). NCR’s non-GAAP diluted EPS, gross margin (non-GAAP), gross margin rate (non-GAAP), operating expenses (non-GAAP), operating income (non-GAAP), operating margin rate (non-GAAP), other (expense) (non-GAAP), income tax expense (non-GAAP), effective income tax rate (non-GAAP), and net income from continuing operations attributable to NCR (non-GAAP) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP earnings per share, gross margin, gross margin rate, expenses, income from operations, operating margin rate, other (expense), income tax expense, effective income tax rate and net income from continuing operations attributable to NCR, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles and restructuring charges, among others. NCR uses Adjusted EBITDA to manage and measure the performance of its business segments. NCR also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue.

Free Cash Flow. NCR defines free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, less the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021, and plus pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures, which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Use of Certain Terms

Recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

Reconciliation of Gross Margin (GAAP) to Gross Margin (Non-GAAP)

$ in millions	Q4 2021	Q4 2020
Gross Margin (GAAP)	$503	$328
Transformation and restructuring costs	25	131
Acquisition-related amortization of intangibles	21	6
Gross Margin (Non-GAAP)	$549	$465

Reconciliation of Gross Margin Rate (GAAP) to Gross Margin Rate (Non-GAAP)

	Q4 2021	Q4 2020
Gross Margin Rate (GAAP)	24.7%	20.1%
Transformation and restructuring costs	1.3%	8.0%
Acquisition-related amortization of intangibles	1.0%	0.4%
Gross Margin Rate (Non-GAAP)	27.0%	28.5%

Reconciliation of Income (Loss) from Operations (GAAP) to Operating Income (Non-GAAP)

$ in millions	Q4 2021	Q4 2020
Income (Loss) from Operations (GAAP)	$123	$(63)
Transformation and restructuring costs	40	195
Acquisition-related amortization of intangibles	44	19
Acquisition-related costs	8	1
Operating Income (Non-GAAP)	$215	$152

Reconciliation of Other Income (Expense) (GAAP) to Other (Expense) (Non-GAAP)

$ in millions	Q4 2021	Q4 2020
Other Income (Expense) (GAAP)	$49	$(83)
Transformation and restructuring costs	6	7
Acquisition-related items	—	(7)
Pension mark-to-market adjustments	(118)	34
Other Income (Expense) (Non-GAAP)	$(63)	$(49)

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q4 2021	Q4 2020
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$64	$(125)
Transformation and restructuring costs	46	202
Acquisition-related amortization of intangibles	44	19
Acquisition-related costs	6	(6)
Pension mark-to-market adjustments	(118)	34
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	107	74
Interest expense	64	51
Interest income	(4)	(3)
Income tax expense (benefit)	109	(20)
Stock-based compensation expense	35	32
Adjusted EBITDA (Non-GAAP)	$353	$258

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	FY 2021	FY 2020
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$97	$(7)
Transformation and restructuring costs	66	234
Acquisition-related amortization of intangibles	132	81
Acquisition-related costs	98	(6)
Pension mark-to-market adjustments	(118)	34
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	357	275
Loss on Debt Extinguishment	42	20
Interest expense	238	218
Interest income	(8)	(8)
Income tax expense (benefit)	186	(53)
Stock-based compensation expense	154	108
Adjusted EBITDA (Non-GAAP)	$1,244	$896

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Q4 2021	Q4 2020
Diluted Earnings Per Share (GAAP) (1)	$0.43	$(1.06)
Transformation and restructuring costs	0.26	1.17
Acquisition-related amortization of intangibles	0.23	0.11
Acquisition-related costs	0.13	(0.04)
Pension mark-to-market adjustments	(0.62)	0.20
Valuation allowance, internal entity restructuring & other tax adjustments	0.32	0.04
Diluted Earnings Per Share (Non-GAAP) (1)	$0.76	$0.59

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	FY 2021	FY 2020
Diluted Earnings Per Share (GAAP) (1)	$0.58	$(0.30)
Transformation and restructuring costs	0.38	1.33
Acquisition-related amortization of intangibles	0.70	0.45
Acquisition-related costs	0.71	(0.04)
Pension mark-to-market adjustments	(0.62)	0.20
Debt refinancing	0.28	0.10
Valuation allowance, internal entity restructuring & other tax adjustments	0.46	(0.30)
Diluted Earnings Per Share (Non-GAAP) (1)	$2.56	$1.69

(1)     Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

$ in millions	Q4 2021	Q4 2020
Net cash provided by (used in) operating activities	$270	$146
Total capital expenditures	(106)	(63)
Restricted cash settlement activity	(42)	3
Initial sale of Trade Accounts Receivable	(26)	—
Pension contributions	4	75
Free cash flow	$100	$161

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

$ in millions	FY 2021	FY 2020
Net cash provided by (used in) operating activities	$1,077	$641
Total capital expenditures	(348)	(263)
Restricted cash settlement activity	(41)	—
Acquisition Related Items	55	—
Initial sale of Trade Accounts Receivable	(300)	—
Pension contributions	17	89
Free cash flow	$460	$467

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended December 31
	Three Months		Twelve Months
	2021	2020	2021	2020
Revenue
Product	$640	$529	$2,193	$2,005
Service	1,394	1,102	4,963	4,202
Total Revenue	2,034	1,631	7,156	6,207
Cost of products	560	479	1,850	1,733
Cost of services	971	824	3,413	2,950
Total gross margin	503	328	1,893	1,524
% of Revenue	24.7%	20.1%	26.5%	24.6%
Selling, general and administrative expenses	316	326	1,151	1,069
Research and development expenses	64	65	268	234
Income (loss) from operations	123	(63)	474	221
% of Revenue	6.0%	(3.9)%	6.6%	3.6%
Loss on extinguishment of debt	—	—	(42)	(20)
Interest expense	(64)	(51)	(238)	(218)
Other expense, net	113	(32)	90	(42)
Total other expense, net	49	(83)	(190)	(280)
Income (loss) from continuing operations before income taxes	172	(146)	284	(59)
% of Revenue	8.5%	(9.0)%	4.0%	(1.0)%
Income tax expense (benefit)	109	(20)	186	(53)
Income (loss) from continuing operations	63	(126)	98	(6)
Loss from discontinued operations, net of tax	—	(72)	—	(72)
Net income (loss)	63	(198)	98	(78)
Net income (loss) attributable to noncontrolling interests	(1)	(1)	1	1
Net income (loss) attributable to NCR	$64	$(197)	$97	$(79)
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$64	$(125)	$97	$(7)
Dividends on convertible preferred stock	(4)	(12)	(16)	(31)
Income (loss) from continuing operations attributable to NCR common stockholders	60	(137)	81	(38)
Loss from discontinued operations, net of tax	—	(72)	—	(72)
Net income (loss) attributable to NCR common stockholders	$60	$(209)	$81	$(110)
Income (loss) per share attributable to NCR common stockholders:
Income (loss) per common share from continuing operations
Basic	$0.45	$(1.06)	$0.62	$(0.30)
Diluted (1)	$0.43	$(1.06)	$0.58	$(0.30)
Net income (loss) per common share
Basic	$0.45	$(1.62)	$0.62	$(0.86)
Diluted (1)	$0.43	$(1.62)	$0.58	$(0.86)
Weighted average common shares outstanding
Basic	132.1	129.0	131.2	128.4
Diluted (1)	140.3	129.0	139.0	128.4

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended December 31
	Three Months			Twelve Months
	2021	2020	% Change	2021	2020	% Change
Revenue by segment
Banking	$1,115	$795	40%	$3,730	$3,098	20%
Retail	620	569	9%	2,281	2,080	10%
Hospitality	231	182	27%	848	684	24%
T&T	68	85	(20)%	297	345	(14)%
Total Revenue	$2,034	$1,631	25%	$7,156	$6,207	15%
Adjusted EBITDA by segment
Banking	$230	$132		$777	$546
Banking Adjusted EBITDA margin %	20.6%	16.6%		20.8%	17.6%
Retail	87	88		322	255
Retail Adjusted EBITDA margin %	14.0%	15.5%		14.1%	12.3%
Hospitality	27	27		117	73
Hospitality Adjusted EBITDA margin %	11.7%	14.8%		13.8%	10.7%
T&T	11	11		40	39
T&T Adjusted EBITDA margin %	16.2%	12.9%		13.5%	11.3%
Corporate and Other	(2)	—		(12)	(17)
Total Adjusted EBITDA	$353	$258		$1,244	$896
Total Adjusted EBITDA margin %	17.4%	15.8%		17.4%	14.4%

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	December 31, 2021	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$447	$383	$338
Accounts receivable, net of allowances of $24, $31 and $51 as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively	959	943	1,117
Inventories	754	747	601
Restricted cash	295	246	59
Other current assets	421	459	363
Total current assets	2,876	2,778	2,478
Property, plant and equipment, net	703	683	373
Goodwill	4,519	4,515	2,837
Intangibles, net	1,316	1,373	532
Operating lease assets	419	423	344
Prepaid pension cost	300	209	199
Deferred income taxes	732	824	965
Other assets	776	784	686
Total assets	$11,641	$11,589	$8,414
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$57	$30	$8
Accounts payable	826	767	632
Payroll and benefits liabilities	389	378	268
Contract liabilities	516	540	507
Settlement liabilities	263	230	31
Other current liabilities	757	789	642
Total current liabilities	2,808	2,734	2,088
Long-term debt	5,505	5,534	3,270
Pension and indemnity plan liabilities	789	836	851
Postretirement and postemployment benefits liabilities	119	116	120
Income tax accruals	116	102	102
Operating lease liabilities	388	406	325
Other liabilities	383	399	334
Total liabilities	10,108	10,127	7,090
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 issued and outstanding as of December 31, 2021, September 30,2021 and December 31, 2020, respectively; redemption amount and liquidation preference of $276 as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively.	274	274	273
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 132.2, 131.8 and 129.1 shares issued and outstanding as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively	1	1	1
Paid-in capital	515	511	368
Retained earnings	1,031	971	950
Accumulated other comprehensive loss	(291)	(300)	(271)
Total NCR stockholders' equity	1,256	—	1,048
Noncontrolling interests in subsidiaries	3	5	3
Total stockholders' equity	1,259	1,188	1,051
Total liabilities and stockholders' equity	$11,641	$11,589	$8,414

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended December 31
	Three Months		Twelve Months
	2021	2020	2021	2020
Operating activities
Net income (loss)	$63	$(198)	$98	$(78)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	—	72	—	72
Loss on debt extinguishment	—	—	42	20
Depreciation and amortization	153	95	517	364
Stock-based compensation expense	35	32	154	108
Deferred income taxes	59	(69)	89	(112)
Impairment of other assets	24	42	24	46
Gain (loss) on disposal of property, plant and equipment	1	1	—	(1)
Bargain purchase gain from acquisition	—	(7)	—	(7)
Changes in assets and liabilities:
Receivables	(25)	154	215	420
Inventories	(30)	140	(195)	168
Current payables and accrued expenses	45	(101)	255	(295)
Contract liabilities	(20)	(4)	(15)	2
Employee benefit plans	(117)	(60)	(147)	(51)
Other assets and liabilities	82	49	40	(15)
Net cash provided by operating activities	270	146	1,077	641
Investing activities
Expenditures for property, plant and equipment	(38)	(8)	(106)	(31)
Proceeds from sale of property, plant and equipment	—	—	1	7
Additions to capitalized software	(68)	(55)	(242)	(232)
Business acquisitions, net of cash acquired	(7)	—	(2,473)	(25)
Purchases of short-term investments	—	(6)	(13)	(20)
Proceeds from sales of short-term investments	—	7	14	27
Other investing activities, net	(1)	—	(7)	(3)
Net cash used in investing activities	(114)	(62)	(2,826)	(277)
Financing activities
Payments of senior unsecured notes	—	—	(400)	(1,300)
Payments on term credit facilities	(1)	(5)	(107)	(12)
Payments on revolving credit facilities	(219)	(1,282)	(1,650)	(1,998)
Borrowings on term credit facilities	—	—	1,505	4
Borrowings on revolving credit facilities	215	75	1,756	1,535
Proceeds from issuance of senior unsecured notes	—	—	1,200	1,500
Debt issuance costs and bridge commitment fees	(1)	—	(53)	(21)
Call premium paid on debt extinguishment	—	—	(37)	(15)
Cash dividend paid for Series A preferred shares dividends	(4)	(3)	(15)	(9)
Repurchase of Series A preferred shares	—	(144)	—	(144)
Repurchases of common stock	—	—	—	(41)
Proceeds from employee stock plans	11	5	44	17
Tax withholding payments on behalf of employees	(22)	(1)	(50)	(28)
Net change in client funds obligations	7	18	4	12
Principal payments for finance lease obligations	(4)	(4)	(17)	(13)
Other financing activities	—	—	(2)	(1)
Net cash provided by (used in) financing activities	(18)	(1,341)	2,178	(514)
Cash flows from discontinued operations
Net cash provided by (used in) discontinued operations	(18)	(4)	(68)	—
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	9	(18)	(7)
Increase (decrease) in cash, cash equivalents, and restricted cash	114	(1,252)	343	(157)
Cash, cash equivalents and restricted cash at beginning of period	635	1,658	406	563
Cash, cash equivalents, and restricted cash at end of period	$749	$406	$749	$406